UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Moxian Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

FL	333-177786	45-3360079
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong
(address of principal executive offices) (zip code)

(852) 2723-8638
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 17, 2014, Moxian Group Holdings, Inc. (the “Company”) incorporated a new wholly-owned subsidiary Moxian Intellectual Property Limited under the laws of Samoa (“Moxian Samoa”). On February 19, 2014, Moxian (Hong Kong) Limited, a wholly-owned subsidiary of the Company (“Moxian HK”) and Moxian Technologies (Shenzhen) Co., Ltd., a wholly-owned subsidiary of Moxian HK and the Company (“Moxian Shenzhen”) entered into an Assignment and Assumption Agreement with Moxian Samoa, where Moxian HK and Moxian Shenzhen assigned and transferred all of the intellectual property rights that they respectively owned in connection with the Moxian business (the “IP Rights”) to Moxian Samoa for consideration of $1,000,000. As a result, the Company owns and controls such IP Rights through Moxian Samoa.

On February 19, 2014, the shareholders holding a majority of the outstanding shares of  the Company approved and authorized the Company to enter into a License and Acquisition Agreement (the “License and Acquisition Agreement”) with Moxian China, Inc., a company with no affiliation with the Company or its subsidiaries (“MOXC”), pursuant to which the Company will sell, convey, and transfer 100% of the equity interests of Moxian Group Limited, a wholly-owned subsidiary of the Company (“Moxian BVI”) together with its subsidiaries to Moxian CN Group Limited, a wholly-owned subsidiary of MOXC (“Moxian CN Samoa”) in consideration of an aggregate of $1,000,000. The License and Acquisition Agreement was closed on February 21, 2014. As a result, Moxian BVI, together with its subsidiaries, Moxian HK, Moxian Shenzhen, and Moxian Malaysia SDN BHD (“Moxian Malaysia”), became the subsidiaries of MOXC.

Under the License and Acquisition Agreement, the Company also agreed to grant MOXC the exclusive right to use our IP Rights in Mainland China, Hong Kong, Taiwan, Malaysia, and other countries and regions where we conduct business (the “Licensed Territory”), and the exclusive right to solicit, promote, distribute and sell Moxian products and services in the Licensed Territory for five years (the “License”). In exchange for such License, MOXC agreed to pay to the Company: (i) $1,000,000 as license maintenance royalty each year commencing from the second year from the date of the License and Acquisition Agreement; and (ii) 3% of the gross profit of distribution and sale of our products and services on behalf of the Company as an earned royalty. In addition, MOXC has the right to acquire the new IP Rights that are developed by the Company and sub-license such rights to a third party. MOXC is also under the obligation to develop the social media market in the Licensed Territory of our products and services.

The purpose for the consummation of the transactions under the License and Acquisition Agreement is that the Company is considering entering into a new industry while maintaining a stream of income from its prior business. The Company anticipates entering into a letter of intent to acquire a new business upon satisfaction of due diligence being conducted by the Company.

The License and Acquisition Agreement contains representations and warranties by us, Moxian CN Samoa, Moxian BVI, and MOXC which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries; authorization and validity of the transaction and transaction documents; consents being obtained or not required to consummate the transaction; no conflict or violation of Memorandum of Associations, with respect to Moxian BVI: authorization; capitalization; and title to Moxian BVI’s equity interests being acquired, and with respect to the Company: authorization; no conflict or violation of law.

The foregoing description of the terms of the Assignment and Assumption Agreement and the License and Acquisition Agreement is qualified in its entirety by reference to the provisions of the Assignment and Assumption Agreement and the License and Acquisition Agreement which are included as Exhibit 10.1 and Exhibit 10.2, respectively, of this Current Report and is incorporated by reference herein.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Descriptions regarding the sale of the equity interests in Moxian BVI pursuant to the License and Acquisition Agreement are incorporated by reference to Item 1.01 hereof.

ITEM 8.01  OTHER EVENTS.

Descriptions regarding the incorporation of Moxian Samoa and the Assignment of IP Rights by Moxian HK and Moxian Shenzhen to Moxian Samoa are incorporated by reference to Item 1.01 hereof.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment and Assumption Agreement, dated February 19, 2014, among Moxian HK, Moxian Shenzhen and Moxian Samoa.

10.2	License and Acquisition Agreement, dated February 21, 2014, among the Company, MOXC, Moxian BVI and Moxian CN Samoa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN GROUP HOLDINGS, INC.
Date: February 25, 2014	By:	/s/ Liew Kwong Yeow
Liew Kwong Yeow
Chief Executive Officer